Exhibit 99.1

Faraday Future Announces Partnership with Myoung Shin for FF 81 Production;

Asset-Light Agreement Sets Path to Profitability by 2025

●	South Korean-based Myoung Shin to manufacture future FF 81 EVs, Faraday Future’s second vehicle and first mass-market EV
●	Start of Production (“SOP”) expected in 2024, following the launch of FF’s flagship vehicle, FF 91, targeted for Q3 2022.
●	High volume, low-capital model leverages global supply chain advantages

Los Angeles (Feb. 9, 2022) - Faraday Future Intelligent Electric Inc. (“FF”) (NASDAQ: FFIE), a California-based global shared intelligent electric mobility ecosystem company, today announced that Myoung Shin Co., Ltd., an automotive manufacturer headquartered in South Korea, has been contracted to manufacture Faraday Future’s second vehicle, the FF 81, with SOP scheduled for 2024. The FF 81 is a luxury, mass-market electric vehicle from FF, with advanced connectivity and a user experience tailored to a wider audience than the ultimate intelligent techluxury FF 91, which is scheduled to launch in Q3 2022.

“We are delighted to have a partner of the quality and reputation of Myoung Shin,” said Carsten Breitfeld, Global CEO of Faraday Future. “This agreement to produce the FF 81 puts us on track to deliver on our promise to reach high volume production in 2024, the most important milestone on our path to profitability. Our own third quarter launch of the FF 91 will redefine the state of the art in the luxury EV segment, and with Myoung Shin, the FF 81 will bring our market-leading technology to the mainstream luxury segment.”

Located near Seoul, South Korea, Myoung Shin is a parts supplier and automotive manufacturer for numerous first tier OEMs. The plant in Gunsan, where the FF 81 will be manufactured, offers scale, flexibility, and attractive port access. Pursuant to the agreement, Myoung Shin will maintain sufficient manufacturing capabilities and capacity to supply FF 81 vehicles in accordance with FF’s forecasts.

“We will work together with Faraday Future to build the future of the EV industry and offer top of the line, quality products to consumers,” said Taekyu Lee, President of Myoung Shin. “Our vision as an EV contract manufacturer is to seek creation, innovation, reliability, accountability, and corporate citizenship, all of which we will provide to Faraday Future as we manufacture their FF 81 vehicle.”

Faraday Future’s strategy is based on an asset-light business model, with a global, hybrid manufacturing strategy consisting of a leased manufacturing facility in Hanford, California operated by Faraday Future, and a collaboration with Myoung Shin, a leading contract manufacturing partner in South Korea. Over time, Faraday Future will continue to expand its geographic reach with manufacturing operations in China, the world’s largest luxury market, and the world’s largest EV market.

ABOUT FARADAY FUTURE

Faraday Future is a class defining luxury electric vehicle company. The Company has pioneered numerous innovations relating to its products, technology, business model, and user ecosystem since inception in 2014. Faraday Future aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet and new usership models. Faraday Future’s first flagship product is the FF 91 Futurist.

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NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Faraday Future’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the implementation of the Special Committee’s actions and related internal review by Faraday Future; Faraday Future’s ability to file the Q3 Form 10-Q before the time period specified in the Nasdaq Letter and its ability to regain compliance with the Nasdaq continued listing standards; Faraday Future’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; Faraday Future’s estimates of the size of the markets for its vehicles and costs to bring its vehicles to market; the rate and degree of market acceptance of Faraday Future’s vehicles; the success of other competing manufacturers; the performance and security of Faraday Future’s vehicles; potential litigation involving Faraday Future; the result of future financing efforts and general economic and market conditions impacting demand for Faraday Future’s products. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the preliminary registration statement on Form S-1 recently filed by Faraday Future and other documents filed by Faraday Future from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Faraday Future does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For Faraday Future

Mark Connelly

Investors: ir@faradayfuture.com

John Schilling

Media: john.schilling@ff.com

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